GENERAL SEMICONDUCTOR, INC.
              EXHIBIT 11 - CALCULATION OF EARNINGS (LOSS) PER SHARE
                     (in Thousands Except Per Share Amounts)
                                   (unaudited)

                                                                                   Three Months Ended       Nine Months Ended
                                                                                      September 30,           September 30,
                                                                                 ---------------------    --------------------
                                                                                    1997        1996        1997        1996
                                                                                  --------    --------    --------    --------
PRIMARY:
        Income (loss) from continuing operations ............................... $  8,506    $ 10,691    $   (203)   $ 37,509
        Income (loss) from discontinued operations - net .......................  (21,149)     31,431      (2,939)    (22,310)
                                                                                 ---------   ---------   ---------   ---------

        Net income (loss) ...................................................... $(12,643)   $ 42,122    $ (3,142)   $ 15,199
                                                                                 =========   =========   =========   =========

        Weighted average common shares outstanding .............................   36,374      34,216      34,957      32,495
        Incremental shares under stock option plans ............................      330         164         215         208
                                                                                 ---------   ---------   ---------   ---------
        Weighted average common and common equivalent
             shares outstanding ................................................   36,704      34,380      35,172      32,704
                                                                                 =========   =========   =========   =========

        Primary earnings (loss) per share:
         Continuing operations ................................................. $   0.23    $   0.31    $  (0.01)   $   1.15
         Discontinued operations ...............................................    (0.57)       0.92       (0.08)      (0.68)
                                                                                 ---------   ---------   ---------   ---------
                                                                                 $  (0.34)   $   1.23    $  (0.09)   $   0.47
                                                                                 =========   =========   =========   =========

FULLY DILUTED:

        Income (loss) from continuing operations ................................$  8,506    $ 10,691    $   (203)   $ 37,509

        Interest and amortization of debt issuance costs related to the
          Convertible Junior Subordinated Notes, net of income tax effects .....       71         424         900       2,209
                                                                                 ---------   ---------   ---------   ---------

         Adjusted  income (loss) from continuing operations .................... $  8,577    $ 11,115    $    697    $ 39,718
                                                                                 =========   =========  =========    =========



        Income (loss) from discontinued operations - net ........................$(21,149)   $ 31,431    $ (2,939)   $(22,310)

        Interest and amortization of debt issuance costs related to the
          Convertible Junior Subordinated Notes, net of income tax effects .....      280       1,463       3,213       7,775
                                                                                 ---------   ---------   ---------   ---------

         Adjusted  income (loss) from discontinued operations - net .............$(20,869)   $ 32,894    $    274    $(14,535)
                                                                                 =========  =========    =========   =========


        Weighted average common shares outstanding .............................   36,374      34,216      34,957      32,495
        Incremental shares under stock option plans ............................      332         164         230         208
        Incremental shares attributable to Convertible
          Junior Subordinated Notes .............................................     412       2,475       1,737       4,181
                                                                                 ---------   ---------   ---------   ---------

        Adjusted weighted average shares outstanding ...........................   37,118      36,855      36,924      36,884
                                                                                 =========   =========   =========   =========

        Fully Diluted earnings (loss) per share:
         Continuing operations ................................................. $   0.23    $   0.30    $   0.02    $   1.08
         Discontinued operations ...............................................    (0.56)       0.89        0.01       (0.39)
                                                                                 ---------   ---------   ---------   ---------
                                                                                 $  (0.33)   $   1.19    $   0.03    $   0.68
                                                                                 =========   =========   =========   =========




Note:The computations of primary and fully diluted earnings (loss) per share assume incremental shares under stock option plans using the treasury stock method